Exhibit (k)(4)

Execution Version

MANAGEMENT FEE WAIVER AGREEMENT

HAMILTON LANE VENTURE CAPITAL AND GROWTH FUND

110 Washington Street, Suite 1300

Conshohocken, Pennsylvania 19428

December 5, 2024

Hamilton Lane Advisors, L.L.C.

110 Washington Street, Suite 1300

Conshohocken, Pennsylvania 19428

Ladies and Gentlemen:

Hamilton Lane Advisors, L.L.C. (the “Adviser”), hereby agrees, for a six-month period beginning from the effective date of the registration statement (“Limitation Period”) of Hamilton Lane Venture Capital and Growth Fund (the “Fund”), to fully waive its Investment Management Fee (the “Fee Waiver”) payable under the Investment Management Agreement, dated December 5, 2024, between the Adviser and the Fund. For the avoidance of doubt, the Fee Waiver shall not apply to the Incentive Fee payable under the Investment Management Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Fund’s registration statement.

This agreement (the “Agreement”) will be governed by, construed under and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of laws of any jurisdiction to the contrary and the applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), if any. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the Commonwealth of Pennsylvania and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Any amendment to this Agreement shall be in writing signed by the parties hereto, and requires the approval of the Board of Trustees of the Fund (the “Board”), including a majority of the Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund (the “Independent Trustees”). This Agreement may not be terminated by the Adviser prior to the expiration of the Limitation Period. This Agreement supersedes any prior agreement with respect to the subject matter hereof.

The Adviser may, in its sole discretion, extend or otherwise amend the terms of this Agreement, subject to approval of the Board, including a majority of the Independent Trustees, after the initial term of this Agreement.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

HAMILTON LANE VENTURE CAPITAL AND GROWTH FUND

By:	/s/ Keith Kleinman
Name:	Keith Kleinman
Title:	Secretary

HAMILTON LANE ADVISORS, L.L.C.

By:	/s/ Keith Kleinman
Name:	Keith Kleinman
Title:	Authorized Signatory

[Signature Page to Management Fee Waiver Agreement]